As filed with the Securities and Exchange Commission on April 15, 2011
 Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

International Game Technology
(Exact Name of Registrant as Specified in Its Charter)
___________________

Nevada	88-0173041
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9295 Prototype Drive
Reno, Nevada 89521
(Address, Including Zip Code, of Principal Executive Offices)
___________________

International Game Technology
Employee Stock Purchase Plan
 (Full Title of the Plan)
___________________

Robert C. Melendres, Esq.
Chief Legal Officer and Corporate Secretary
International Game Technology
9295 Prototype Drive
Reno, Nevada 89521
(775) 448-7777
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company☐

CALCULATION  OF REGISTRATION  FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.00015625 par value per share	1,000,000(1) shares	$15.19 (2)	$15,190,000(2)	$1,764(2)

(1)
This Registration Statement covers, in addition to the number of shares of International Game Technology, a Nevada corporation (the “Company” or the “Registrant”), common stock, par value $0.00015625 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Game Technology Employee Stock Purchase Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 12, 2011, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on February 25, 1988 and March 8, 2005 (Commission File Nos. 333-20308 and 333-123187);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended October 2, 2010, filed with the Commission on December 1, 2010 (Commission File No. 001-10684);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 1, 2011, filed with the Commission on February 9, 2011 (Commission File No. 001-10684);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on March 4, 2011 and April 15, 2011 (Commission File No. 001-10684); and

(e)
The description of the Company’s Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on February 16, 1994 (Commission File No. 033-52289), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Robert C. Melendres.  Mr. Melendres is Chief Legal Officer and Corporate Secretary of the Company and is compensated by the Company as an employee.  Mr. Melendres owns 4,777 shares of Common Stock, Company stock options to acquire up to an additional 119,195 shares of Common Stock, and restricted stock units covering up to an additional 97,892 shares of Common Stock.    Mr. Melendres is eligible to participate in the Plan.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 15, 2011.

INTERNATIONAL GAME TECHNOLOGY

By:	/s/ Robert C. Melendres
Robert C. Melendres Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patti S. Hart and Robert C. Melendres, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Patti S. Hart Patti S. Hart	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2011
/s/ Patrick W. Cavanaugh Patrick W. Cavanaugh	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 15, 2011
/s/ Philip G. Satre Philip G. Satre	Chairman of the Board of Directors	April 15, 2011
/s/ Paget L. Alves Paget L. Alves	Director	April 15, 2011
/s/ Janice Chaffin Janice Chaffin	Director	April 15, 2011
/s/ Greg Creed Greg Creed	Director	April 15, 2011

Signature	Title	Date
/s/ Robert J. Miller Robert J. Miller	Director	April 15, 2011
/s/ David E. Roberson David E. Roberson	Director	April 15, 2011

EXHIBIT INDEX

Exhibit
Number                                    Description of Exhibit

4.
International Game Technology Employee Stock Purchase Plan, as amended.  (Filed as an exhibit to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on January 18, 2011 (Commission File No. 001-10684) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).